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                                                                     EXHIBIT 5.1

                 [Letterhead of Potter Anderson & Corroon, LLP]



                                 January 8, 2001




Bank United Corp. Litigation Contingent Payment Rights Trust
c/o Bank United Corp.
3200 Southwest Freeway
Houston, Texas  77027
Attention:  Jonathon K. Heffron, Esq.


            RE:   BANK UNITED CORP. LITIGATION PAYMENT RIGHTS
                  TRUST CONTINGENT PAYMENT RIGHTS CERTIFICATES
                  --------------------------------------------

Ladies and Gentlemen:

            We have acted as special Delaware counsel for Bank United Litigation Payment Rights Trust, a Delaware business trust (the "Trust") in connection with the issuance of its Contingent Payments Rights Certificates (the "CPR Certificates") pursuant to a form of Amended and Restated Declaration of Trust (the "Declaration") to be entered into by and among Bank United Corp., as Sponsor, First Union Trust Company, National Association, as Delaware Trustee, First Union Trust Company, National Association, as Institutional Trustee, and the Litigation Trustees named therein. Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Declaration.

            For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

            1. The Certificate of Trust for the Trust, dated as of November 2, 2000 (the "Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on November 2, 2000;

            2. The original Declaration of Trust of the Trust dated as of November 2, 2000 by and among Bank United Corp. and First Union Trust Company, National Association, as Delaware trustee;

            3. The Declaration;

            4. The Form S-4 Registration Statement (File No. 333-49302) filed by Bank United Corp. on behalf of the Trust with the Securities and Exchange Commission on November 3, 2000, as amended, relating to the distribution of CPR Certificates under specified


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Rules of the Securities Act of 1933, as amended (the "Registration Statement");
and

            5. A Certificate of Good Standing for the Trust, dated January 8, 2001, obtained from the Secretary of State.

            The documents referred to in (2) and (3), are collectively referred to as the "Agreements" and individually as an "Agreement."

            As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

            Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

            2. When and if (a) appropriate action has been taken to duly authorize the issuance of the CPR Certificates under the Declaration, and (b) the Declaration has been duly authorized, executed and delivered by each of the parties thereto, subject to the other qualifications set forth herein (including, without limitation, paragraph 3 below) the CPR Certificates will have been duly authorized by the Declaration, and (b) once duly and validly issued in accordance with the Declaration and the Registration Statement, will represent valid, fully paid and non-assessable undivided beneficial interests in the assets of the Trust.

            3. When and if the actions referred to in paragraph 2 have occurred, the Holders of CPR Certificates, as beneficial owners of CPR Certificates of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that the Holders of CPR Certificates may be obligated to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of certificates representing CPR Certificates and the issuance of replacement certificates representing CPR Certificates, and (b) provide security or indemnity in connection with requests of or directions to the Trustees and the Registrar to exercise their rights and powers under the Declaration.

            All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                  a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation,


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federal laws and rules and regulations relating thereto.

                  b. We have assumed the due execution and delivery by each party listed as a party to each document examined by us. We have assumed further the due authorization by each party thereto (exclusive of the Litigation Trustees) of each document examined by us, and that each of such parties has the full corporate, or trust or banking, power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties (exclusive of the Trust and the Litigation Trustees) to each of the Agreements is a corporation, bank, national banking association, business trust or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the Agreements to which they are a party do not result in the breach of the terms of, and do not contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                  c. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                  d. We have assumed that Declaration constitutes the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust.

                  e. We have assumed that no event set forth in Article VIII of the Declaration has occurred.

                  f. We have assumed that all of the Agreements constitute legal, valid, binding and enforceable obligations of each of the parties thereto under the stated law of governance of such agreements.

                  g. We have assumed that the CPR Certificates will be issued in accordance with the Declaration and the Registration Statement.

                  h. We note that we do not assume responsibility for the contents of the Registration Statement.

                  i. Except as expressly set forth in the opinions above, we express no opinion on any documents or agreements referred to, or incorporated by reference into, any of the Agreements.

            This opinion is rendered for the benefit of the Trust and the holders of the CPR Certificates in connection with the matters set forth herein and, without our prior written consent, may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose; provided, however, that we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an

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exhibit to the Registration Statement, and to the references therein to us under the heading "Validity of the Rights Certificates." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                    Very truly yours,



                                    /s/ Potter Anderson & Corroon LLP